INCOME FUND
TEN, LLC
PORTFOLIO OVERVIEW

1ST QUARTER

2006

ICON Income Fund Ten, LLC
- 1st Quarter 2006 Portfolio Overview -

Dear Member of ICON Income Fund Ten, LLC:
       ICON Income Fund Ten, LLC (“Fund Ten”) raised $150,000,000 commencing with its initial offering on June 2, 2003 through the closing of the offering on April 5, 2005. After the closing of the offering, Fund Ten entered its “Operating Period” during which time no additional members were admitted. As of March 31, 2006, Fund Ten had 148,974 member shares outstanding.
       The acquired equipment subject to lease is comprised of two categories: growth leases, where the rental cash flows have been assigned or pledged to a lender, and income leases, where Fund Ten retains the rental cash flows. While income leases produce monthly cash flows, growth leases permit Fund Ten to retain an interest in the future value of the equipment on a leveraged equity basis. Fund Ten’s manager, ICON Capital Corp. (the “Manager”), expects that the future value of the equipment in growth leases will be greater than Fund Ten’s initial cash investment.
       Cash generated from these investments has facilitated Fund Ten’s distributions to investors and over time is expected to lead to acquisition of additional equipment, also referred to as “reinvestment.” Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves, and distributions to investors.
       Fund Ten’s Operating Period is anticipated to continue until April 2010 - a period of five years from the closing of the offering - unless extended. Following its Operating Period, Fund Ten will enter its “Liquidation Period” during which time equipment will be sold in the ordinary course of business.

News covering the reporting period

• FedEx Corp. (“FedEx”) announced results for its third fiscal quarter ended February 28, 2006. Total combined average daily package volume at FedEx Ground and FedEx Express grew 4% year over year for the quarter, led by improved ground and international express package growth. (Source: FedEx press release, dated March 22, 2006)
Neither Fund Ten nor the Manager accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News covering the reporting period.”
Portfolio Overview
       Fund Ten has invested both directly and indirectly through joint ventures with its affiliates. Presently, Fund Ten’s portfolio consists of the following investments:
Income Leases
• State-of-the-art telecommunications equipment that Fund Ten, along with two affiliates, acquired from various vendors. Effective April 1, 2006, the equipment will be subject to a forty-eight month lease with Global Crossing Telecommunications, Inc., an IP based telecommunications provider that delivers voice, video and data services to its customers. Fund Ten acquired its 30.6% ownership interest in the entity that owns the equipment for approximately $7,695,000 in cash.

• Industrial gas meters and data gathering equipment which will be subject to a lease with EAM Assets Ltd. through 2013. EAM Assets Ltd. is a meter asset manager that is responsible for maintaining industrial gas meters in the United Kingdom (UK). Fund Ten and an affiliate, through a joint venture, each purchased its 50% ownership interest in the entity that will own the equipment for approximately $5,618,000 in cash. At March 31, 2006, the cash contributions were held in an escrow account pending the equipment purchase.
• Digital audio/visual entertainment systems leased to AeroTV Ltd. with lease terms expiring in 2008. AeroTV Ltd. is a UK provider of on board digital audio/visual systems for airlines, rail and coach operators. In December 2005, Fund Ten acquired a 50% interest in this equipment, through a joint venture with an affiliate. The cash purchase price for Fund Ten’s 50% ownership interest was approximately $2,776,000. Through March 2006, the joint venture had funded approximately $986,000 for the purchase of the equipment.
• Hospital bedside entertainment and communication terminals on lease to Premier Telecom Contracts Limited (“Premier”). Fund Ten executed an agreement to purchase up to 5,000 bedside entertainment units for approximately $13,900,000 in cash. As of March 31, 2006, Fund Ten had funded approximately $11,569,000 of the purchase price. The equipment is subject to a seven year lease which commenced on January 1, 2006. Premier is paying rent on the units that have been installed to date.

• 101 digital photo development labs on lease to Rite Aid. The equipment is subject to two separate leases which are scheduled to expire in 2007 and 2008. In December 2004, Fund Ten paid approximately $9,100,000 in cash for the equipment.
• A 74.6% interest in a portfolio of desktop computers, laptops and servers subject to lease with Government Employees Insurance Company (“GEICO”), a wholly-owned subsidiary of Berkshire Hathaway Inc. The equipment is subject to lease until March 31, 2007. Fund Ten purchased its interest for $4,330,626 in cash.
• A 75% interest in a portfolio of equipment subject to leases with various UK lessees. The portfolio is mostly comprised of information technology equipment, including laptops, desktops and printers. Acquired in February 2005, the base term of all of the leases expires in less than four years. The interest was purchased for approximately $2,843,000 in cash.
• Two global branch office solution telephone systems leased to CompUSA. The equipment is subject to two separate leases, one with a 48-month term and the other with a 58-month term. These systems connect CompUSA branch offices with the head office to provide a centrally managed communications network. The cash purchase price for the systems was approximately $4,193,000.
• Refrigeration equipment on lease to P.W. Supermarkets, Inc. (“PW Supermarkets”). In December 2004, Fund Ten paid approximately $1,310,000 in cash for the equipment, which is subject to a three year lease. Prior to lease expiration, PW Supermarkets has the option to renew for an additional year.
• Four double box girder cranes leased to WPS, Inc. Fund Ten paid approximately $894,000 in cash for this equipment on December 31, 2004, which is on lease through March 2009.

Growth Leases
• Three 3,300 TEU (twenty-foot equivalent unit) container vessels on bareboat charter lease to ZIM Israel Navigation Co. Ltd. (“ZIM”). Two of the three vessels (ZIM Korea and ZIM Italia) were constructed in 1991, while the remaining vessel (ZIM Canada), was built in 1990. The bareboat charters for
ZIM Canada and ZIM Korea run through June 2009, while ZIM Italia’s charter expires in December 2009. Fund Ten acquired the vessels for $106,050,000, comprised of approximately $28,769,000 in cash and three non-recourse mortgages totaling $78,450,000.

• A 10% interest in a 1979 DC-10-30F (N318FE) aircraft on lease to FedEx Corporation (“FedEx”) with an expiration date of March 2007. Fund Ten acquired its interest in the aircraft for approximately $1,934,000 comprised of approximately $159,000 in cash and approximately $1,775,000 in non-recourse debt.
Off-lease Equipment
       Boeing 767 aircraft rotables and accessories approximately 80% of which were previously leased to Flugfelagid Atlanta hf, doing business as Air Atlanta Icelandic (“AAI”). Fund Ten purchased the equipment in September 2003 for approximately $3,600,000 in cash. The lease expired in November 2004 and Fund Ten received approximately $1,049,000 in rental proceeds before the equipment was returned. On March 1, 2006, Fund Eleven sold a portion of the rotables inventory for $1,865,000. All remaining rotables are actively being remarketed.
10% Status Report
       As of the end of the reporting period, the ZIM Canada, ZIM Korea and ZIM Italia were the only three assets that individually constituted at least 10% of the aggregate purchase price of Fund Ten’s asset portfolio. Each vessel will remain on bareboat charter during the next fiscal year with 38, 38 and 45 monthly payments remaining, respectively. At the time Fund Ten acquired these vessels, the vessels were previously commissioned, and to the best of the Manager’s knowledge, each vessel remains seaworthy, in efficient operating condition and good state of repair as required under each charter.
Distribution analysis
       During the reporting period, Fund Ten continued to make monthly distributions at a rate of 8.6% per annum. Cash available for distributions was generated substantially through cash from operations. From the inception of the offering period, Fund Ten has made thirty-three monthly distributions to its members. During the first quarter 2006, Fund Ten paid its members approximately $3,238,000 in cash distributions. As of March 31, 2006, a $10,000 investment made at the initial closing would have received $2,297 in cumulative distributions representing a return of approximately 22% of such initial investment.
Fund Summary

Offering Period	6/2/2003 - 4/5/2005
Size of offering	$150,000,000
Original No. of Investors	4,393
Estimated start of Fund liquidation	4/5/2010
Outlook and Overview
       With the exception of the AAI rotables, no other leases have reached maturity. The GEICO and FedEx leases are the next leases scheduled to expire, which leases expire in March 2007.
       As of this report, Fund Ten had $23,595,881 in cash and cash equivalents on hand. The Manager anticipates that Fund Ten will make several acquisitions in the near future. Substantially all of Fund Ten’s cash flows are derived from income leases. On a monthly basis, Fund Ten deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs. The remaining cash flows are then available for monthly distribution to investors.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets
ASSETS

	(Unaudited)
	March 31,	December 31,
	2006	2005

Cash and cash equivalents	$23,595,881	$24,178,852

Investments in operating leases:

Equipment, at cost	141,020,408	138,721,933
Accumulated depreciation	(31,024,836)	(25,710,754)

Net investments in operating leases	109,995,572	113,011,179

Escrow deposits	1,464,000	3,747,886
Equipment held for sale or lease, net	458,428	2,323,428
Prepaid service fees, net	3,324,701	4,292,093
Investment in unguaranteed residual values	2,375,335	2,506,935
Interest rate swap contracts	1,210,892	997,977
Due from Manager and affiliates	2,610	12,019
Investments in joint ventures	17,632,747	16,194,641
Other assets, net	2,030,900	1,921,084

Total assets	$162,091,066	$169,186,094

LIABILITIES AND MEMBERS’ EQUITY

Notes payable - non-recourse	$56,871,490	$60,474,288
Security deposits and other liabilities	515,682	1,202,270
Deferred rental income	1,257,356	1,299,510
Due to Manager and affiliates	186,321	-
Minority interest	651,034	760,622

Total liabilities	59,481,883	63,736,690

Commitments and Contingencies

Members’ equity:
Manager (one share outstanding, $1,000 per share original issue price)	(295,551)	(252,770)
Additional Members (148,974 and 149,174 shares outstanding, $1,000 per share original issue price)	101,323,727	105,724,368
Accumulated other comprehensive income (loss)	1,581,007	(22,194)

Total members’ equity	102,609,183	105,449,404

Total liabilities and members’ equity	$162,091,066	$169,186,094

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
Three Months Ended March 31,
(Unaudited)

	2006	2005

Revenue:

Rental income	$6,551,901	$5,730,336
Income from investment in joint ventures	276,230	20,461
Net gain on sales of equipment	2,726	-
Gain on foreign currency transactions	26,713	-
Interest and other income	160,611	-

Total revenue	7,018,181	5,750,797

Expenses:

Depreciation and amortization	6,302,786	5,458,448
Interest	834,202	955,194
Management fees - Manager	447,837	299,690
Administrative expense reimbursements - Manager	287,331	357,677
General and administrative	174,836	115,541
Minority interest	11,094	11,094

Total expenses	8,058,086	7,197,644

Net loss	$(1,039,905)	$(1,446,847)

Net loss allocable to:

Additional Members	$(1,029,506)	$(1,432,379)
Manager	(10,399)	(14,468)

	$(1,039,905)	$(1,446,847)

Weighted average number of additional members shares outstanding	149,065	125,247

Net loss per weighted average additional members share	$(6.91)	$(11.44)

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Changes in Members’ Equity
Three Months Ended March 31, 2006
(Unaudited)

				Accumulated
	Additional			Other	Total
	Member	Additional		Comprehensive	Members’
	Shares	Members	Manager	Income (Loss)	Equity

Balance at January 1, 2006	149,174	$105,724,368	$(252,770)	$(22,194)	$105,449,404

Additional member shares redeemed	(200)	(165,527)	-	-	(165,527)
Cash distributions to members	-	(3,205,608)	(32,382)	-	(3,237,990)
Change in valuation of interest rate swap contracts	-	-	-	212,915	212,915
Change in valuation of warrants held by investee	-	-	-	1,187,520	1,187,520
Foreign currency translation adjustment	-	-	-	202,766	202,766
Net loss	-	(1,029,506)	(10,399)	-	(1,039,905)

Balance, March 31, 2006	148,974	$101,323,727	$(295,551)	$1,581,007	$102,609,183

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
Three Months Ended March 31,
(Unaudited)

	2006	2005
Increase (decrease) in cash and cash equivalents
Cash flows from operating activities:

Net loss	$(1,039,905)	$(1,446,847)
Adjustments to reconcile net loss to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(4,392,000)	(4,180,533)
Income from investment in joint ventures	(276,230)	(20,461)
Net gain on sales of equipment	(2,726)	-
Gain on foreign currency transactions	(26,713)	-
Depreciation and amortization	6,302,786	5,458,448
Interest expense on non-recourse financing paid directly to lenders by lessees	834,202	956,694
Minority interest	11,094	11,094
Changes in operating assets and liabilities:
Due from/to Manager and affiliates, net	195,730	236,735
Other assets	(75,989)	(49,550)
Security deposits and other liabilities	(996,532)	(45,021)
Deferred rental income	(42,154)	24,078

Net cash provided by operating activities	491,563	944,637

Cash flows from investing activities:

Investments in lease assets, net of security deposits assumed	(253,853)	(2,167,116)
Proceeds from sales of equipment and investments in unguaranteed residual values	1,955,354	-
Distributions received from joint ventures	135,079	-
Distributions paid to minority interest holders in joint ventures	(120,682)	(119,540)
Minority interest contribution in joint venture	(35,056)	-
Cash transferred out of escrow account	733,792	-
Due from Manager and affiliates, net	-	571,948
Prepaid service fees paid	-	(2,590,411)

Net cash provided by (used in) investing activities	2,414,634	(4,305,119)

Cash flows from financing activities:

Cash received from issuance of additional members shares, net of sales and offering expenses paid	-	35,269,447
Due to Manager and affiliates, net	-	377,117
Cash distributions paid to members	(3,237,990)	(2,473,696)
Cash paid for additional member shares redeemed	(165,527)	(216,821)
Additional member refunds paid	-	100,000

Net cash (used in) provided by financing activities	(3,403,517)	33,056,047

Effects of exchange rates on cash and cash equivalents	(85,621)	-

Net (decrease) increase in cash and cash equivalents	(582,971)	29,695,565
Cash and cash equivalents, beginning of the period	24,178,852	25,006,190

Cash and cash equivalents, end of the period	$23,595,881	$54,701,755

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
Three Months Ended March 31,
(Unaudited)

	2006	2005

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$-	$-

Supplemental disclosure of non-cash investing and financing activities:

Non-cash portion of equipment purchased through non-recourse debt	$-	$26,150,000

Principal and interest paid on non-recourse notes payable directly to lenders by lessees	$4,437,000	$4,180,533

Transfer from escrow deposits to investments in lease assets	$1,599,797	$-

Transfer from investments in unguaranteed residual values to investments in lease assets	$48,286	$-

Additional Required Disclosure
To fulfill our promises to you we are required to make the following disclosures when applicable:
A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:
        • Visiting www.iconsecurities.com
                or
        • Visiting www.sec.gov
                or
        • Writing us at: PO Box 192706, San Francisco, CA 94119-2706
We do not distribute these reports to you directly in order to keep Fund Ten’s costs down as mailing this report to all investors is expensive. Nevertheless the reports are immediately available on your request.

Transactions with Related Parties
       Fund Ten has entered into certain agreements with the Manager and ICON Securities Corp., a subsidiary of the Manager, whereby Fund Ten pays certain fees and reimbursements to those parties. ICON Securities Corp. was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.
       In accordance with the terms of these agreements, Fund Ten pays or paid the Manager (i) management fees ranging from 1% to 7% based on a percentage of the rentals received either directly by Fund Ten or through its joint ventures, (ii) prepaid service fees of 6.5% based upon the gross proceeds from the sale of shares to additional members, and (iii) organization and offering expenses, ranging from 1.5% to 3.5%, from the gross proceeds from the sale of shares to additional members, as defined in Fund Ten’s limited liability company agreement. In addition, the Manager is reimbursed for administrative expenses incurred in connection with Fund Ten’s operations.
       The total compensation that the Manager and ICON Securities Corp. may earn, not including management fees and administrative expense reimbursements, is limited to 12% of gross offering proceeds up to the first $37,500,000 raised, 11% of gross offering proceeds from $37,500,001 to $75,000,000 and 10% of gross offering proceeds from $75,000,001 to $150,000,000.
       Fees and other expenses paid or accrued by Fund Ten to the Manager or its affiliates for the three months ended March 31, 2006 and 2005 were as follows:

	2006	2005

Prepaid service fees (1)	$-	$2,590,411
Organization and offering fees (2)	-	597,787
Underwriting commissions (2)	-	797,005
Management fees (3)	447,837	299,690
Administrative expense reimbursements (4)	287,331	357,677

	$735,168	$4,642,570

(1)	Capitalized and amortized to operations over the estimated service period in accordance with the LLC’s accounting policies.
(2)	Charged directly to members’ equity.
(3)	Charged directly to operations.
(4)	Charged directly to operations. Members may obtain a summary of such expenses upon request.
Conclusion
Your participation in Fund Ten is greatly appreciated and we look forward to sharing future successes.
Sincerely,
ICON Capital Corp., Manager

Beaufort J.B. Clarke	Thomas W. Martin
Chief Executive Officer and Chairman	Chief Operating Officer

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.